Exhibit 10.7

SUPPLEMENT TO SECURITY AGREEMENT

SUPPLEMENT NO. 2 dated as of December 20, 2017, to the SECURITY AGREEMENT, dated as of April 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), between XPRESSPA HOLDINGS, LLC, a Delaware limited liability company (the "Borrower"), each of the Affiliates and Subsidiaries of the Borrower from time to time party thereto (each such Affiliate and Subsidiary, individually, a "Guarantor" and, collectively, the "Guarantors"; the Guarantors and the Borrower are referred to herein individually as a "Grantor" and collectively as the "Grantors") and ROCKMORE INVESTMENT MASTER FUND LTD. (the "Lender").

A.	Reference is made to the Credit Agreement, dated as of April 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrower and the Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement.

B.	The Grantors have entered into the Security Agreement in order to induce the Lender to make the Loan and otherwise extend credit on behalf of the Borrower. Section 21 of the Security Agreement provides that additional Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiaries (each a "New Grantor" and collectively, the "New Grantors") are executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lender to make additional Loans and extensions of credit and as consideration for Loans and extensions of credit previously made.

Accordingly, the Lender and the New Grantors agree as follows:

Section 1.          In accordance with Section 21 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantors each hereby agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder. In furtherance of the foregoing, the New Grantors, as security for the payment and performance in full of the Obligations, do hereby create and grant to the Lender a security interest in and lien on all of such New Grantor's right, title and interest in and to the Collateral (as defined in the Security Agreement) of such New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantors. The Security Agreement is hereby incorporated herein by reference.

Section 2.          Each New Grantor represents and warrants to the Lender that (a) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, (b) set forth on the Schedule attached hereto is a true and complete schedule of all of the information that would have been required to have been delivered by or on behalf of such New Grantor pursuant to the Security Agreement and the Schedules thereto if the New Grantors had been originally named in the Security Agreement and (c) the representations and warranties made by it as a Grantor under the Security Agreement are true and correct on and as of the date hereof based upon the applicable information referred to in clause (b) of this Section.

Section 3.          This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Lender shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantors and the Lender. Delivery of an executed counterpart of this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

Section 4.          Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

Section 5.          THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6.          In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.          All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Security Agreement. All communications and notices hereunder to the New Grantors shall be given to it at the address set forth in the Schedule hereto.

Section 8.          Each New Grantor agrees to reimburse the Lender for their reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Lender.

Section 9.          The Grantors desire to amend Schedule 6 of the Security Agreement to add certain newly filed Trademarks. Attached hereto as Schedule 6, III. A. is a true and correct list of Intellectual Property owned by or on behalf of each of the Grantors, in each case identifying the Trademarks in sufficient detail and setting forth with respect to each such Trademark, the registration number, the date of registration, the jurisdiction of registration and the date of expiration thereof.

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IN WITNESS WHEREOF, the New Grantors and the Lender have duly executed this Supplement to the Security Agreement as of the day and year first above written.

XPRESSPA AUSTIN AIRPORT, LLC

By:	/s/ Anastasia Nyrkovskaya
Name:	Anastasia Nyrkovskaya
Title:	Chief Financial Officer

XPRESSPA DOWNTOWN NYC, LLC

By:	/s/ Anastasia Nyrkovskaya
Name:	Anastasia Nyrkovskaya
Title:	Chief Financial Officer

XPRESSPA FRANCHISING USA, LLC

By:	/s/ Anastasia Nyrkovskaya
Name:	Anastasia Nyrkovskaya
Title:	Chief Financial Officer

ROCKMORE INVESTMENT MASTER FUND LTD.

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